Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference of our reports dated February 18, 2021, with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting of Marriott International, Inc., included in this Amendment No. 1 on Form 10-K/A for the year ended December 31, 2020, in the following Registration Statements of Marriott International, Inc.:

(1)Registration Statement (Form S-8 No. 333-230005) pertaining to the Marriott International, Inc. Executive Deferred Compensation Plan;
(2)Registration Statement (Form S-8 No. 333-58747) pertaining to the Marriott International, Inc. Employee Stock Purchase Plan;
(3)Registration Statement (Form S-8 No. 333-161194) pertaining to the Marriott International, Inc. Stock and Cash Incentive Plan, as amended;
(4)Registration Statement (Form S-3 ASR No. 333-253260) of Marriott International, Inc.;
(5)Registration Statement (Forms S-8 No. 333-236688 and No. 333-253252) pertaining to the Marriott Retirement Savings Plan; and
(6)Registration Statement (Form S-8 No. 333-249913) pertaining to the Marriott International, Inc. Puerto Rico Retirement Plan and San Juan Marriott Resort & Stellaris Casino Employee Retirement Plan.

/s/ Ernst & Young LLP

Tysons, Virginia
April 2, 2021